Hunt Law
Law Office of Clifford J. Hunt, P.A.

**Reply to:**
**cjh@huntlawgrp.com**

August 27, 2019

Mark C. Jensen, CEO
American Resources Corporation
9002 Technology Drive
Fishers, Indiana 46038

Ladies and Gentlemen:

We have acted as counsel to American Resources Corporation, a Florida corporation (the "Company"), with respect to preparing and filing with the Securities and Exchange Commission (the "Commission") a preliminary prospectus supplement dated August 21, 2019 (the "Preliminary Prospectus") and a final prospectus supplement dated August 23, 2019 (collectively with the Preliminary Prospectus, the "Prospectus Supplement") to a Registration Statement on Form S-3 (File No. 333-230786), filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus Supplement relates to the issuance and sale by the Company of up to 4,140,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.0001 per share and/or warrants (the "Warrants") to purchase up to 4,140,000 shares (the "Warrant Shares") of the Company's Class A Common Stock (the Shares, the Warrants and the Warrant Shares, collectively, the "Securities"), including the Securities issuable upon the exercise of an over-allotment option granted by the Company to the underwriter (the "Underwriter") pursuant to the Underwriting Agreement (the "Underwriting Agreement"), dated as of August 23, 2019, between the Company and Maxim Group LLC, as the sole Underwriter. The Underwriting Agreement is being filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission.

In rendering this opinion, we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

1. Articles of Incorporation of the Company and amendments thereto;

2. Bylaws of the Company and amendments thereto;

3. A certificate regarding the good standing of the Company in the State of Florida certified as of a recent date by the Secretary of State of the State of Florida as well as certificates of good standing for each of the subsidiaries including Quest Energy Inc., McCoy Elkhorn Coal LLC, Deane Mining LLC, Knott County Coal LLC, Wyoming County Coal LLC, ERC Mining Indiana Corp. and Quest Processing LLC (the "Subsidiaries"), in their respective jurisdictions of organization (to the extent the concept of "good standing" or

such equivalent concept exists under the laws of the applicable jurisdictions) and the Certificate of Incorporation of ARC Acquisition Corp filed February 19, 2019 and amendment thereto.

4. Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Underwriting Agreement and all other instruments and agreements entered into in connection with the transactions contemplated thereby certified to be effective on the date hereof by the Secretary of the Company in the Secretary's Certificate;

5. The Underwriting Agreement;

6. The form of the Securities;

7. The Registration Statement on Form S-3 (No. 333-230786) filed by the Company with the Securities and Exchange Commission (the "Commission") under the 1933 Act (the "Registration Statement") and the prospectus included in the Registration Statement, as supplemented to reflect the terms of the Securities and the terms of the offering of the Securities pursuant to the Underwriting Agreement, as filed with the Commission (the "Prospectus");

8. The Officers' certificates of Chief Executive Officer, Mark Jensen and President, Thomas Sauve, delivered to the Underwriter on the date hereof pursuant to Section 3(d) of the Underwriting Agreement;

9. The certificate of Company Secretary, delivered to the Underwriter on the date hereof pursuant to Section 3(e) of the Underwriting Agreement;

10. The Company certificates delivered to the Underwriter on the date hereof pursuant to section 3(m) of the Underwriting Agreement; and

11. Such other documents and records as we have deemed relevant in connection with this opinion.

In rendering this opinion, we have made the following assumptions, each without any investigation or independent verification, except as otherwise noted, and our opinion is subject to the qualifications set forth below.

We have assumed the genuineness of all signatures, the authenticity and completeness of all documents, certificates and instruments submitted to us as originals, the conformity with the originals of all documents, certificates and instruments submitted to us as copies and the authenticity and completeness of such underlying originals and the legal capacity of all individuals executing such documents, certificates and instruments.

We have assumed that there are no oral modifications or written agreements or understandings which limit, modify or otherwise alter the terms, provisions, and conditions of, or relate to, the transactions contemplated by the Underwriting Agreement and that no person or entity has taken any action inconsistent with the terms of the aforementioned documents or prohibited by law.

As to matters of fact relevant or material to this opinion, we have relied without independent investigation on, and assumed the accuracy and completeness of, the Certificates, the General Disclosure Package, the Registration Statement, the Prospectus and the representations and warranties of each party made in the Underwriting Agreement. We have not made an investigation as to, and have not independently verified, the facts underlying the matters covered by the aforementioned documents or such representations and warranties.

The phrases "to our knowledge," "known to us" and the like mean to the current actual knowledge of the attorneys of this Firm who have actively and directly participated in the negotiation and closing of, and who devoted substantive attention to, the transactions contemplated by the Underwriting Agreement. Where matters are stated to be "to our knowledge," "known to us" or the like, our investigations consisted only of an inquiry of the officers of the Company, the results of which are reflected in the Certificates, and a review of the Underwriting Agreement, and known to us by virtue of our representation of the Company with respect to the transactions contemplated by the Underwriting Agreement. We have not made any investigation of other attorneys of this Firm, of our files or as to the facts underlying the matters covered by the Certificates or the Underwriting Agreement.

We also have assumed (a) the due authorization, execution, acknowledgement as indicated thereon and delivery of documents recited herein or delivered at the closing by each party thereto (other than the Company), that each party (other than the Company) has taken all other acts necessary for the performance of its obligations under the Underwriting Agreement, and the validity, binding effect and enforceability thereof, against each party thereto other than the Company, (b) that, with respect to all parties (other than the Company), each party is validly existing and has full power, authority and legal right to execute and deliver the Underwriting Agreement to which it is a party and to carry out the transactions contemplated thereunder, and that each is duly qualified and in good standing in each jurisdiction where qualification is required to the extent that any of the opinions expressed herein would be affected by the failure to so qualify and (c) that each party (other than the Company), has complied with any order, rule, regulation or law which may be applicable to such party with regard to any aspect of the transactions contemplated by the Underwriting Agreement to the extent that any of the opinions expressed herein would be affected by the failure to so comply.

Statements in this opinion as to the validity, binding effect and enforceability are subject to the following qualifications: (a) they are limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of

equitable remedies such as specific performance and (b) with reference to, but without limiting in any way, qualification (a) above, provisions indemnifying a party against liability for its own wrongful or negligent acts or otherwise in cases where indemnification could be considered contrary to public policy (including, without limitation, under federal and state securities laws and regulations as interpreted by applicable governmental authorities), provisions waiving defenses or other rights and provisions to the effect that terms of the documents may not be waived or modified except in writing are or may be unenforceable in whole or in part under applicable law; however, subject to the other qualifications stated herein, such enforceability will not, in our opinion, make the remedies afforded by the Underwriting Agreement, taken as a whole, inadequate for the practical realization of remedies upon a default by the Company.

We are members of the Bar of the State of Florida and our opinions herein are limited to the laws of the States of Florida and New York, and the federal law of the United States, and we do not express any opinion as to the laws of any other state or jurisdiction. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of laws principles or otherwise. We express no opinion as to any county, municipal, city, town or village ordinance, rule or regulation. We express no opinion herein with respect to the application of or compliance with any federal or state securities or blue sky laws or regulations (including, without limitation, any filing or notice requirements thereunder), and for purposes of this opinion have assumed compliance by all parties with such laws and regulations.

We express no opinion except as expressly set forth in the numbered paragraphs below and no opinions shall be implied. We express no opinion as to environmental laws, antitrust or unfair competition laws or the law of fiduciary duty, or the rules and regulations promulgated thereunder. We disclaim any obligation to update any of the opinions expressed herein for events (including changes of law or fact) occurring after the date hereof.

Based upon and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

(1) The Shares to be issued and sold by the Company to the Underwriters pursuant to the Underwriting Agreement or upon exercise of the Warrants have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by the holders of Warrants, as the case may be, will be duly and validly issued and fully paid and non-assessable;

(2) The Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights and remedies generally; (ii) as enforceability of any indemnification or contribution provision may be limited under foreign, federal and state securities laws; and (iii)

that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

LAW OFFICE OF CLIFFORD J. HUNT, P.A.

*/s/: Clifford J. Hunt, Esquire*